Exhibit 10.4

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of June 23, 2017, by and between WELLS FARGO BANK, N.A. (“Wells Fargo” ), in its capacity as administrative agent (the “Securitization Agent”) pursuant to the Purchase Agreement (as defined below) and the other Securitization Documents (as defined below), and BANK OF AMERICA, N.A. (“BofA”), in its capacity as administrative agent (the “Bank Agent”) pursuant to the Credit Agreement (as defined below) and the other Loan Documents (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, Commercial Metals Company, a Delaware corporation (“CMC”), and various of its operating subsidiaries including CMC Steel Fabricators, Inc., a Texas corporation (“CMC Steel”), and CMC Receivables, Inc., a Delaware corporation (the “SPE”), are parties to that certain Receivables Sale Agreement, dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which CMC Steel has sold to the SPE all of its right, title and interest in, and the SPE has agreed to purchase or accept capital contributions of (among other things), Receivables and Related Security originated by CMC Steel’s CMC Steel Arkansas, CMC Steel Arizona, CMC Southern Post TX, CMC Southern Post UT and CMC Southern Post SC operating units designated in the Records of the Servicer as SAP company codes 1100, 1100, 1200, 1200 and 1200, respectively, and profit centers 1020, 1055, 2112, 2132 and 2142, respectively (the Receivables originated by such profit centers and sold or contributed to the SPE pursuant to the Sale Agreement, the “Wells Fargo Fab Receivables”);

WHEREAS, the SPE, as seller, CMC, as initial servicer (“Servicer”), various purchasers from time to time party thereto (each, a “Purchaser” and collectively, the “Purchasers”), their administrators, and the Securitization Agent, are parties to that certain Receivables Purchase Agreement, dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which the SPE has sold and, in addition, has granted a security interest to the Securitization Agent, for the benefit of itself, the Purchasers and the Nieuw Amsterdam Administrator, in all of the SPE’s right, title and interest in, to and under the Pool Assets;

WHEREAS, CMC and CMC International Finance S.à R.L. (collectively the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Bank Agent are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of June 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Loan Documents (as therein defined);

WHEREAS, pursuant to the Loan Documents, CMC Steel has guaranteed the payment and performance of the Obligations (as defined below) and secured its guaranty with a pledge of certain assets including the BofA Fab Receivables and the associated Related Security but excluding the Wells Fargo Fab Receivables and the associated Related Security which are sold or contributed to the SPE; and

WHEREAS, the Wells Fargo Fab Receivables and the BofA Fab Receivables are both currently being paid into the Shared Lock-Boxes, all of which clear through the Shared Lock-Box Account;

WHEREAS, the Shared Lock-Box Account is subject to that certain Deposit Account Control Agreement, dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified or replaced from time to time, the “Deposit Account Control Agreement”), among the SPE, CMC, the Securitization Agent, and Bank of America, N.A., as depositary bank (the “Depositary Bank”); and

WHEREAS, the Securitization Agent, on behalf of the Purchasers and the Administrators, and the Bank Agent, on behalf of the Secured Parties, wish to set forth certain understandings with respect to the Wells Fargo Fab Receivables and the BofA Fab Receivables and the Shared Lock-Box Account.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1

DEFINITIONS

1.01    Construction. The term “Agreement” shall mean this Intercreditor Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time. As used herein, capitalized terms shall be equally applicable to both the singular and plural forms of such terms.

1.02    Defined Terms. As used herein, the following capitalized terms shall have the following meanings:

“Activation Period” has the meaning specified in the Deposit Account Control Agreement.

“Adverse Claim” means any security interest (as defined in Article 9 of the UCC), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in assets or property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Aggregate Unpaids” has the meaning set forth in the Purchase Agreement.

“BofA Fab Collateral” means the BofA Fab Receivables and the associated Related Security, including the Collections and proceeds thereof.

“BofA Fab Receivables” means all Receivables originated by CMC Steel (including any division thereof) other than Wells Fargo Fab Receivables.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof, and all cash proceeds of Related Security with respect to such Receivable.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Final Payout Date” means the date on which the Aggregate Unpaids have been paid in full and the commitments under the Purchase Agreement have been terminated.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Loan Documents” has the meaning specified in the Credit Agreement.

“Nieuw Amsterdam Administrator” has the meaning specified in the Purchase Agreement.

“Obligations” has the meaning specified in the Credit Agreement.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pool Assets” has the meaning specified in the Purchase Agreement after giving effect to the amendments thereto embodied in Omnibus Amendment No. 3, dated as of the date hereof, but retroactively effective to June 1, 2017.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any sale, contribution, transfer or grant of a security interest under the Securitization Documents or the Loan Documents) to CMC Steel, whether constituting an account, chattel paper, an instrument or a general intangible, arising from the sale of goods or provision of services by CMC Steel or a division of CMC Steel and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable: (i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto, (ii) all other Adverse Claims and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the invoice or other Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, (iii) all guaranties, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the invoice related to such Receivable or otherwise, (iv) all Records related to such Receivables, and (v) all proceeds of any of the foregoing.

“Secured Parties” has the meaning provided in the Credit Agreement.

“Securitization Documents” means, collectively, the Sale Agreement, the Purchase Agreement and all other “Transaction Documents” as therein defined.

“Servicer” means, at any time, the Person that is then authorized to act as the “Servicer” under the Purchase Agreement.

“Shared Lock-Box Account” means account number 4427706967 at Bank of America, N.A. currently maintained in CMC’s name.

“Shared Lock-Boxes” means each of the following lock-boxes currently maintained in CMC’s name with BofA:

REMITTANCE ADDRESS	CITY	STATE	ZIP	LOCKBOX NUMBER
P.O. BOX 742438	ATLANTA	GA	30374-2438	742438

P.O. BOX 844579	DALLAS	TX	75284-4579	844579

P.O. BOX 740960	LOS ANGELES	CA	90074-0960	740960

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, as applicable, in the jurisdiction in which the applicable debtor is organized.

“Wells Fargo Fab Collateral” means the Wells Fargo Fab Receivables and the associated Related Security, including the Collections and proceeds thereof.

ARTICLE 2

SHARED LOCK-BOX ACCOUNT

2.01    Instructions relating to BofA Fab Collateral.

(a)    Subject to the remaining terms of this Section 2.01, the Securitization Agent agrees to act as agent for the Bank Agent, on behalf of the Secured Parties, for the purpose of establishing control (as defined in §9-104 of the UCC) over the Shared Lock-Box Account and any Collections and cash proceeds relating to the BofA Fab Collateral from time to time deposited therein.

(b)    Notwithstanding any provision to the contrary in the Securitization Documents, following the receipt by the Securitization Agent of a written notice in the form of Exhibit A that an “Event of Default” under the Credit Agreement has occurred and is continuing, the Securitization Agent shall promptly deliver to the Depositary Bank the “Notice” referenced in Section 2 of the Deposit Account Control Agreement. The Securitization Agent shall have no duty to inquire or determine whether an “Event of Default” under the Credit Agreement is, in fact, continuing or whether the Bank Agent is entitled to provide the notice in the form of Exhibit A hereto to the Securitization Agent.

(c)    Subject to the terms of Section 6.4 of the Purchase Agreement, the Securitization Agent may deliver to the Depositary Bank the “Notice” referenced in Section 2 of the Deposit Account Control Agreement regardless of the existence or non-existence of an “Event of Default” under the Credit Agreement.

(d)    During the Activation Period, the Securitization Agent will hold (or will instruct the Depositary Bank to hold) all Collections and cash proceeds from time to time deposited in the Shared Lock-Box Account until the Securitization Agent and the Bank Agent have received written instructions from the Servicer as to what amount of such Collections and cash proceeds constitutes BofA Fab Collateral and what amount constitutes Wells Fargo Fab Collateral. Promptly after receipt of such written instructions from the Servicer, the Bank Agent will instruct the Securitization Agent in writing as to what account the BofA Fab Collateral should be wired in accordance with the Loan Documents, and the Securitization Agent will promptly, or will promptly instruct the Depositary Bank to, initiate such wire. To the extent that the Securitization Agent is not holding the funds representing the Wells Fargo Fab Collateral, the Securitization Agent will promptly instruct the Depositary Bank to wire such funds in accordance with the Securitization Documents.

(e)    The Bank Agent may not instruct the Securitization Agent to withdraw, transfer or release cash from the Shared Lock-Box Account, or take any other action, except in accordance with the terms of the Loan Documents.

(f)    The Securitization Agent will not be charged with knowledge of, or be subject to, or be responsible for complying with, any provisions of the Credit Agreement. The Securitization Agent shall not be responsible, nor be held liable, for (i) any action it takes in compliance with the notice received in accordance with Section 2.01(b), (ii) any action it refrains from taking in accordance with Sections 2.01(c) or (d), or (iii) the failure of the Bank Agent or the Servicer to provide instructions with respect to the Collections and cash proceeds in respect of the BofA Fab Collateral following the occurrence and continuation of an “Event of Default” under the Credit Agreement.

(g)    The Securitization Agent will not amend , modify or terminate the Deposit Account Control Agreement without the prior written of the Bank Agent, which consent will not be unreasonably delayed or withheld.

2.02    Acknowledgment of Security Interest; Relationship between the Parties. Each party hereto acknowledges and agrees that:

(a)    the other claims a security interest in the Shared Lock-Box Account and certain of the instruments and cash balances from time to time therein,

(b)    any amounts on deposit in the Shared Lock-Box Account in respect of Collections and proceeds relating to the BofA Fab Collateral will not be available for payment to the Securitization Agent or to the Purchasers or Administrators under the Purchase Agreement;

(c)    any amounts on deposit in the Shared Lock-Box Account in respect of Collections and cash proceeds relating to the Wells Fargo Fab Collateral will not be available for payment to the Bank Agent or to the Secured Parties under the Credit Agreement; and

(d)    if it is determined that either the Securitization Agent, on behalf of the Purchasers, or the Bank Agent, on behalf of the Secured Parties, receives any payment or distribution in respect of the Receivables in excess of the amount constituting Collections and cash proceeds of their respective collateral, then such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the other party, for distribution in accordance with the Purchase Agreement or the Credit Agreement, as applicable.

2.03    Indemnification. In consideration of the Securitization Agent’s agreement to act as the Bank Agent’s agent for purposes of perfection of the Bank Agent’s security interest in the Shared Lock-Box Account pursuant to Section 2.01(a), to the extent not indemnified and reimbursed by CMC, the SPE or the Servicer, the Bank Agent shall indemnify, defend and hold harmless the Securitization Agent against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to allocated costs of in-house legal services and other reasonable attorney’s fees) and any other fees and expenses, whether to the Securitization Agent or to third parties (“Losses”) in any way arising out of or relating to the performance by the Securitization Agent of its duties as such sub-agent, including all costs of settlement of claims. This section does not apply to any Losses solely attributable to gross negligence or intentional misconduct of the Securitization Agent as determined by a court of competent jurisdiction in a final non-appealable order. The Bank Agent shall pay to the Securitization Agent, within five Business Days (as defined in the Credit Agreement) after receipt of the Securitization Agent’s invoice, all reasonable and documented out-of-pocket costs, expenses and outside attorneys’ fees (or, alternatively, reasonably allocated costs for in-house legal services) incurred by the Securitization Agent in connection with the enforcement of this indemnity against the Bank Agent.

2.04    Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, the Bank Agent shall have no liability to the Securitization Agent, and the Securitization Agent shall have no liability to the Bank Agent, except in each case for liability arising from the gross negligence or willful misconduct of such party or its representatives as determined by a court of competent jurisdiction in a final, non-appealable judgment.

2.05    UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of notifying party’s collateral, such notice shall be given in accordance with Section 3.01 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.06    Bankruptcy Petition. The Bank Agent, on behalf of itself and the Secured Parties and any other claimant under the Loan Documents, hereby covenants and agrees that prior to the date which is one year and one day after the Final Payout Date, it will not institute against the SPE, cause the SPE to institute against itself or join any other Person in instituting against the SPE any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States; provided, however, for avoidance of doubt, nothing contained in this Section 2.06 or elsewhere in this Agreement, shall prohibit the Bank Agent, on behalf of the Secured Parties, from taking any action in any such proceeding to protect any interests of the Secured Parties in such proceeding, including, but not limited to, the filing of proofs of claims and such other documents as the Bank Agent deems advisable to protect such interests.

2.07    Amendments to Documents; Information. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all modifications or amendments to the Securitization Documents and Loan Documents, as applicable, and copies of all other documentation relevant to the Wells Fargo Fab Collateral or the BofA Fab Collateral.

2.08    No Contest to Transfers and Liens. Prior to the date that is one year and one day after the Final Payout Date, neither the Bank Agent nor any of the Secured Parties shall contest or challenge, or join any other Person in contesting or challenging, the sales or contributions of any Wells Fargo Fab Receivables in accordance with the terms of the Securitization Documents, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise. Without limiting the foregoing, neither the Bank Agent nor any of the Secured Parties shall contest or challenge, or join any other Person in contesting or challenging, the creation, validity, enforceability, priority or perfection of the interest of the SPE, the Purchasers or the Securitization Agent in any of the Wells Fargo Fab Collateral. In addition, the Bank Agent shall not, nor shall any of the Secured Parties assert that any Borrower or any other Person obligated for all or any portion of the Obligations, on the one hand, and the SPE or any other party to the Securitization Documents, on the other hand, should be substantively consolidated for purposes of the United States Bankruptcy Code or any analogous requirement of law (domestic or foreign). Without limiting the foregoing, the Bank Agent shall not, nor shall any of the Secured Parties, seek to prohibit the enforcement of the ownership interest and/or liens of the SPE, the Securitization Agent or the Purchasers in the Wells Fargo Fab Collateral in accordance with the Securitization Documents and/or the receipt of any payment by the

Securitization Agent or the Purchasers with respect to the Wells Fargo Fab Collateral in accordance with the terms of the Securitization Documents for the satisfaction of the Aggregate Unpaids. None of the Purchasers or the Securitization Agent shall contest or challenge, or join any other Person in contesting or challenging, the creation, validity, enforceability, priority or perfection of the interest of the Bank Agent in any of the BofA Fab Collateral.

2.09    Continuation in a Bankruptcy Case. Notwithstanding anything to the contrary in this Agreement but in furtherance hereof, upon the commencement of a case under the Bankruptcy Code by or against CMC or any of its direct or indirect subsidiaries party to the Securitization Documents or the Loan Documents: (a) this Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the applicable Person shall be deemed to apply to such Person as a debtor in possession and to any trustee in bankruptcy for the estate of such Person; and (b) each party hereto shall retain its right to vote its claims and act in any such case under the United States Bankruptcy Code (including the right to vote to accept or reject any plan of reorganization or liquidation), and hereby agrees not to take any action or vote in any way so as to contest (i) the validity or enforceability of this Agreement or (ii) the relative rights and duties of the parties hereto granted and/or established herein with respect to such liens. The above provisions shall apply mutatis mutandis to any bankruptcy or analogous proceeding initiated by or against any Person under any other requirement of law (domestic or foreign and as now or hereafter in effect).

2.10    Cooperation. Each of the parties hereto shall cooperate fully to the end that the terms and provisions of this Agreement may be promptly and fully carried out and shall, from time to time, execute and deliver any and all other agreements, documents or instruments (including without limitation UCC financing statements and amendments) and take such other actions, all as may be reasonably requested by any other party hereto in order to effectuate the terms of this Agreement.

2.11    Limitation of Liability.

(a) The Securitization Agent will not be liable to CMC, the SPE, the Bank Agent or any of the Secured Parties for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.

(b) In no event will any party hereto be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

(c) The Securitization Agent will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Securitization Agent, if (i) such failure or delay is caused by circumstances beyond the Securitization Agent’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of CMC, the SPE, the Bank Agent or any of the Secured Parties or (ii) such failure or delay resulted from the Securitization Agent’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

(d) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against CMC or the SPE, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against CMC or the SPE, the Securitization Agent may act as the Securitization Agent deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

ARTICLE 3

MISCELLANEOUS

3.01    Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telex or telegraphic communications) and shall be sufficient if mailed, sent by overnight delivery service, hand-delivered by messenger or Emailed to the applicable party at the address indicated below:

If to the Securitization Agent:	Wells Fargo Bank, National Association 1100 Abernathy Road NE Suite 1600 Atlanta, GA 30328 Email: william.rutkowski@wellsfargo.com; WFCFReceivablesSecuritizationAtlanta@wellsfargo.com

If to the Bank Agent:

Bank of America, N.A.

Agency Management

900 West Trade Street

NC1-026-06-03

Charlotte, NC 28255

Attention: Melissa Mullis

Telephone: 980.386.9372

Facsimile: 704.409.0617

e-mail: melissa.mullis@baml.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands and other communications shall be effective (a) if sent by mail, five (5) days after deposit in the mails (first class postage paid), (b) if sent by overnight delivery service, one (1) business day after delivery to such overnight delivery service, (c) when sent via electronic mail, when electronic confirmation of receipt at the Email address(es) noted above is received by the sender, or (d) if delivered by messenger, when delivered to address at the address set forth above.

3.02    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the General Obligations Laws of the State of New York, but otherwise without regard to conflicts of law provisions).

3.04    Effect Upon Loan Documents and Securitization Documents. By executing this Agreement, each of the Servicer, the SPE and CMC Steel (collectively, the “Seller Parties”) agrees to be bound by the provisions hereof (a) as they relate to the relative rights of the Bank Agent with respect to the property of CMC Steel, and (b) as they relate to the relative rights of the Securitization Agent as a creditor of the SPE. Each of the Seller Parties acknowledges that the provisions of this Agreement shall not give such Seller Party any substantive rights as against the Bank Agent or the Lenders and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Loan Documents as between the parties thereto. Each of the Seller Parties acknowledges that the provisions of this Agreement shall not give it any substantive rights as against the Securitization Agent, or any other parties to the Securitization Documents and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Securitization Documents as among the parties thereto. Each of the Seller Parties further acknowledges that the provisions of this Agreement shall not give such Seller Party any substantive rights as against any other party hereto and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Securitization Documents as between the Seller Parties.

3.05    No Third Party Beneficiaries. This Agreement is solely between the Securitization Agent, on behalf of itself, the Purchasers and the Administrators, on the one hand, and the Bank Agent, on behalf of itself and the Secured Parties, on the other hand, and no Person except for the Securitization Agent, the Purchasers, the Administrators, the Bank Agent and the Secured Parties shall have any rights or privileges hereunder either by being a third party beneficiary or otherwise. This Agreement does not constitute a joint venture between the Securitization Agent and the Bank Agent.

3.06    Complete Agreement. This Agreement constitutes the complete agreement between the parties and incorporates and sets forth all prior discussions, agreements and representations between the parties in regard to the matters set forth herein and the terms of this Agreement may not be altered, amended or otherwise modified except by a writing signed by the parties hereto.

3.07    Successors and Assigns, Authority. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto. The successors and assigns for the Securitization Agent and the Bank Agent, as the case may be, shall include any successor Securitization Agent and Bank Agent, as the case may be, appointed under the terms of the Loan Documents or the Securitization Documents, as applicable. Each of the Bank Agent and the Securitization Agent, as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Securitization Documents unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the Credit Agreement shall be refinanced, replaced or refunded, each of the Seller Parties and the Securitization Agent hereby agrees, at the request of the agent or lenders under the credit facility that so refinances, replaces or refunds the financing under the Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. Each of the Bank Agent and the Securitization Agent hereby represents and warrants that it is duly authorized and empowered to act as an agent hereunder for such other parties to the respective Loan Documents and Securitization Documents.

3.08    Submission to Jurisdiction; Venue; Waiver of Jury Trial. Any legal action or proceeding with respect to this Agreement may be brought in any federal or state court located in the County of New York, State of New York, and by execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts for itself the jurisdiction of such courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 3.01 hereof. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.09    Severability. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.10    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this document as of the date first above written.

BANK OF AMERICA, N.A., as Bank Agent

By:	/s/ Maria A. McClain
Name:	Maria A. McClain
Title:	Vice President

(signatures are continued on next page)

WELLS FARGO BANK, N.A., as Securitization Agent

By:	/s/ William P. Rutkowski
Name:	William P. Rutkowski
Title:	Director

(signatures are continued on next page)

Acknowledged and Agreed to:

COMMERCIAL METALS COMPANY

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasurer and Vice President, Financial Planning and Analysis

CMC STEEL FABRICATORS, INC.

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasurer

CMC RECEIVABLES, INC.

By:	/s/ Paul Lawrence
Name:	Paul Lawrence
Title:	Treasurer

EXHIBIT A

NOTICE OF EVENT OF DEFAULT AND DIRECTION TO ACTIVATE DACA

[Date]

Wells Fargo Bank, National Association, as Securitization Agent

1100 Abernathy Road NE

Suite 1600

Atlanta, GA 30328

Email: william.rutkowski@wellsfargo.com;

WFCFReceivablesSecuritizationAtlanta@wellsfargo.com

Re: Commercial Metals Company - Notice of Event of Default and Direction to Activate DACA

Ladies and Gentlemen:

Reference is hereby made to the Intercreditor Agreement, dated as of June 23, 2017 (as amended, restated, supplemented or otherwise modified from time to time the “Intercreditor Agreement”), by and between WELLS FARGO BANK, N.A., as Securitization Agent pursuant to that certain Purchase Agreement, dated as of April 5, 2011, by and among CMC Receivables, Inc., a Delaware corporation, Commercial Metals Company, a Delaware corporation (“CMC”), as Servicer, various Purchasers from time to time party thereto, their Administrators, and the Securitization Agent, as amended, restated, supplemented or otherwise modified from time to time, and BANK OF AMERICA, N.A., as Bank Agent pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of June 26, 2014, by and among CMC and CMC International Finance S.à R.L., as the Borrowers, each Lender from time to time party thereto, and the Bank Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Intercreditor Agreement.

The Securitization Agent is hereby advised that an “Event of Default” under and as defined in the Credit Agreement exists and is continuing. Accordingly, you are hereby directed to deliver the “Notice” in the form of Exhibit A to the Deposit Account Control Agreement to the Depositary Bank.

Very truly yours,

BANK OF AMERICA, N.A., as Bank Agent

By:
Name:
Title: